As filed with the Securities and Exchange Commission on November 12, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IOVANCE BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3254381
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

825 Industrial Road, Suite 100

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan

(Full title of the Plan)

Frederick G. Vogt, Ph.D., J.D.

Interim Chief Executive Officer, President, and General Counsel

Iovance Biotherapeutics, Inc.

825 Industrial Road, Suite 100

San Carlos, California 94070

(Name and address of agent for service)

(650) 260-7120

(Telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the registration of an additional 13,089,141 shares (the “Shares”) of Iovance Biotherapeutics, Inc.’s (the “Registrant”) common stock, $0.000041666 par value per share. 12,500,000 of the Shares relate to the increase from 36,700,000 to 49,200,000 shares of the Registrant’s common stock authorized for issuance pursuant to the Registrant’s 2018 Equity Incentive Plan, as amended, which increase was approved by the Registrant’s stockholders at the Registrant’s 2025 Annual Meeting of Stockholders (“Annual Meeting”) held on June 10, 2025. 589,141 of the Shares relate to shares of the Registrant’s common stock being recaptured from the Registrant’s 2014 Equity Incentive Plan, as amended, with the mechanics of such share recapture being approved by the Registrant’s stockholders at the Registrant’s 2024 Annual Meeting held on June 11, 2024. The Shares are of the same class and relate to the same employee benefit plan, the Registrant’s 2018 Equity Incentive Plan, which was amended on June 10, 2025 (in the form attached hereto as Exhibit 99.1) (the “Incentive Plan”), as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 7, 2018 (Registration No. 333-227242), June 19, 2020 (Registration No. 333-239316), August 4, 2022 (Registration No. 333-266544), June 12, 2023 (Registration No. 333-272602), and August 9, 2024 (Registration No. 333-281412). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on September 7, 2018 (Registration No. 333-227242), June 19, 2020 (Registration No. 333-239316), August 4, 2022 (Registration No. 333-266544), June 12, 2023 (Registration No. 333-272602), and August 9, 2024 (Registration No. 333-281412) are incorporated herein by reference (solely to the extent the contents of such registration statement relate to the Incentive Plan), and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 to Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017).
4.2	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2017).
4.3	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 11, 2019).
4.4	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on July 10, 2023).
4.5	Fourth Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on March 29, 2024).
4.6	Specimen of Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2018).
5.1	Opinion of DLA Piper LLP (US) (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1	Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2025).
99.2	Form of Incentive Stock Option Agreement under the Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.10 of the Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2020).
99.3	Form of Non-Qualified Stock Option Agreement under the 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 of the Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2020).
99.4	Form of Stock Unit Notice and Stock Unit Agreement under the Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan, as amended (June 2021 Retention Equity Awards) (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 5, 2021).
99.5	Form of Nonqualified Stock Option Award Agreement under the Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan, as amended (June 2021 Retention Equity Awards) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 10-Q filed with the Commission on August 5, 2021).
99.6	Form of Deferred Stock Unit Notice and Deferred Stock Unit Agreement under the Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 4, 2022).
107	Filing Fee Table (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on November 12, 2025.

Iovance Biotherapeutics, Inc.

By:	/s/ Frederick G. Vogt
Name:	Frederick G. Vogt, Ph.D., J.D.
Title:	Interim CEO, President, and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Frederick G. Vogt and Corleen Roche, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 12, 2025.

Signature	Title

/s/ Frederick G. Vogt, Ph.D., J.D.	Interim Chief Executive Officer, President, General Counsel, and Director
Frederick G. Vogt, Ph.D., J.D.	(Principal Executive Officer)

/s/ Corleen Roche	Chief Financial Officer
Corleen Roche	(Principal Financial Officer and Principal Accounting Officer)

/s/ Iain Dukes, D. Phil.	Director
Iain Dukes, D. Phil.

/s/ Athena Countouriotis, M.D.	Director
Athena Countouriotis, M.D.

/s/ Ryan Maynard	Director
Ryan Maynard

/s/ Wayne Rothbaum	Director
Wayne Rothbaum

/s/ Michael Weiser, M.D., Ph.D.	Director
Michael Weiser, M.D., Ph.D.

/s/ Wendy Yarno	Director
Wendy Yarno